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                                  EXHIBIT 99(a)



                             FORM OF REVOCABLE PROXY
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PROXY                                                              EXHIBIT 99(a)



                                 REVOCABLE PROXY
                         FIRST ACADIAN BANCSHARES, INC.

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                         SPECIAL MEETING OF SHAREHOLDERS
                            WEDNESDAY OCTOBER 1, 1997
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         The undersigned hereby appoints Michael M. Gauthier and John V.
Caldwell with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of First Acadian Bancshares, Inc. ("FAB" ) which the undersigned is entitled to vote at a Special Meeting of Shareholders ("Special Meeting"), to be held at the main office of Acadian Bank, 1001 Canal Boulevard, Thibodaux, Louisiana 70302, at 5:30 p.m., local time, on Wednesday, October 1, 1997, and at any and all adjournments thereof, as follows:

                                                           FOR  AGAINST  ABSTAIN
                                                           ---  -------  -------

1.         The approval of the Amended and Restated
           Agreement and Plan of Reorganization
           (the "Merger Agreement"), dated as of
           July 9, 1997, between Union Planters
           Corp. ("UPC"), Acadian Acquisition Corp.
           ("Acquisition Corp.") and First Acadian
           Bancshares, Inc. ("FAB"), including the Plan
           of Merger attached thereto as Exhibit 1,
           pursuant to which FAB would be merged with
           Acquisition Corp. (the "Merger), with
           FAB surviving the Merger and thereby
           becoming a wholly-owned subsidiary of UPC.      [ ]    [ ]      [ ]




THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED OR ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                  Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of FAB at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

                  The undersigned acknowledges receipt from FAB prior to the execution of this proxy, of a notice of the Special Meeting and a Prospectus/Proxy Statement dated August ____, 1997.


Dated: _________________



___________________________________          ___________________________________
PRINT NAME OF SHAREHOLDER                    PRINT NAME OF SHAREHOLDER



___________________________________          ___________________________________
SIGNATURE OF SHAREHOLDER                     SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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